Rollins, Inc. Standard Operating Procedures Insider Trading Policy 1 Last Updated 12/4/2024 PROPERTY OF ROLLINS, INC. 2170 PIEDMONT ROAD NE., ATLANTA, GA 30324 Page #: Rollins, Inc. Insider Trading Policy Purpose Rollins, Inc. (“Rollins” or the “Company”) is a public company with stock that trades on the New York Stock Exchange under the symbol “ROL.” a. The purpose of this Policy is to keep all directors, officers, and employees of Rollins and its subsidiaries in compliance with the legal and practical requirements associated with having stock that trades on one or more national securities exchanges. b. Securities laws make it illegal for a person to trade in a company’s publicly traded securities while in possession of Material Nonpublic Information (defined below) relating to that company or to gift such securities while in possession of Material Nonpublic Information under circumstances in which it is reasonably likely that the gift recipient will sell the securities. This conduct is known as “insider trading.” It is also illegal for a person to disclose Material Nonpublic Information to another who may use this information to trade. This conduct is known as “tipping.” Applicability This Policy applies to all directors, officers, and employees of Rollins and its subsidiaries. Each of the individuals is also responsible for compliance by Family Members (defined below). Definitions The following are definitions of key terms used in this Policy: a. Blackout Period means the period beginning 15 calendar days preceding the close of each of the four (4) fiscal quarters and ending not less than 24 hours following the public release of quarterly financial information by the Company. Exceptions to this Blackout Period may only be granted by the General Counsel. In addition, special Blackout Periods may be imposed by the General Counsel from time to time which will apply to all persons specifically designated by the General Counsel. b. Covered Persons are all directors, officers, group vice presidents, division presidents, certain members of the financial reporting organization as identified by the Chief Financial Officer (the “CFO”), all administrative assistants reporting to officers, and other designated employees of the Company or any subsidiary of the Company. A list of Covered Persons is maintained by the CFO office. c. Covered Securities are all equity and debt securities of the Company including Common Stock, as well as other derivative securities that use Covered Securities as reference securities. Shares of stock received through a restricted stock grant are considered Covered Securities.

PROPERTY OF ROLLINS, INC. 2170 PIEDMONT ROAD NE., ATLANTA, GA 30324 Rollins, Inc. Standard Operating Procedures Insider Trading Policy 2 Last Updated 12/4/2024 Page #: d. Family Members means members of your family who reside with you (including a spouse, children (including children in college), stepchildren, grandchildren, parents, stepparents, grandparents, siblings, and in-laws); anyone else who resides in your household; any family members who do not live in your household, but whose transactions in any Covered Securities are directed by you or are subject to your influence or control; and any entities that you influence or control, including any corporations, partnerships, and trusts. e. Material Nonpublic Information is any information concerning the business or operations of the Company which has not been disclosed to the public, but which could influence reasonable investors to buy, sell, or hold Covered Securities. Common examples of information which may be material include dividend announcements, financial results, financial forecasts (especially earnings estimates), mergers or acquisitions, proposed issuances of new securities, major marketing changes, significant new contracts, major litigation, governmental investigations, planned material restructurings, significant cybersecurity incidents, or significant changes in management. Information that has not been disclosed to the public is generally considered to be nonpublic information. To establish that the information has been disclosed to the public, it may be necessary to demonstrate that the information has been widely disseminated on a broad-based non-exclusionary basis (e.g., through a Form 8-K filing, press release, or webcast/conference call open to the public). Once information is widely disseminated, it is still necessary to provide the investing public with sufficient time to absorb the information. As a general rule, information should have been publicly released for at least 24 hours before it should be considered to no longer be Material Nonpublic Information. f. 10b5-1 Plan is a trading plan with respect to Covered Securities that is set up pursuant to Rule 10b5-1 under the Securities Exchange Act of 1934 (the “Act”), where the person entering into the trading plan is entitled to certain affirmative defenses if the plan is set up as a binding contract and is not entered into while in possession of Material Nonpublic Information. More information on and key features of 10b5-1 Plans may be obtained from the General Counsel’s office. A 10b5-1 Plan must be pre-approved by the General Counsel or the Senior Managing Attorney – SEC and Corporate Governance. Policy a. You may not purchase or sell Covered Securities while in the possession of Material Nonpublic Information other than pursuant to a 10b5-1 Plan. Further, the Company may notify you that it is disallowing trades during periods when Material Nonpublic Information exists, whether known to you or not. In addition, you may not use Material Nonpublic Information learned through your relationship with the Company to trade in another company’s stock. All prohibitions related to trading of Covered Securities have equal applicability to trading in stock of the Company’s business partners. You are

PROPERTY OF ROLLINS, INC. 2170 PIEDMONT ROAD NE., ATLANTA, GA 30324 Rollins, Inc. Standard Operating Procedures Insider Trading Policy 3 Last Updated 12/4/2024 Page #: responsible for the transactions of your Family Members and should make them aware of the need to confer with you before they trade any Covered Securities. b. In addition to the prohibitions in paragraph (a) above, Covered Persons are prohibited from purchasing or selling Covered Securities during any Blackout Period other than pursuant to a 10b5-1 Plan. c. While in possession of Material Nonpublic Information (and for Covered Persons also during any Blackout Period), you will not be allowed to take certain actions involving the Company’s employee stock purchase plan, dividend reinvestment plan, or the Rollins Stock Fund in the Rollins 401(k) plan. You will not be permitted to: i. Make an election or amend an election to purchase Rollins stock in any employee stock purchase plan; ii. Increase or decrease the amount of your before-tax contributions being made to any benefits plan if any portion of these contributions would be invested in the Rollins Stock Fund; iii. Increase or decrease the percentage of matching contributions being invested in the Rollins Stock Fund; or iv. Take a distribution or withdrawal that includes amounts invested in the Rollins Stock Fund. d. Certain transactions are not subject to this Policy and are allowed at any time, including during a Blackout Period as follows: i. Grants or vestings of restricted stock or performance share units are allowed; however, the sale of vested restricted stock or performance share units is subject to this Policy. ii. The acquisition of Rollins stock pursuant to the normal operation of the Company’s employee stock purchase plan, dividend reinvestment plan, or 401(k) plan. iii. The exercise of a tax withholding right pursuant to which you elect to have the Company withhold shares of stock to satisfy tax withholding requirements upon the vesting of any restricted stock or performance share units. e. You are required to maintain in confidence all Material Nonpublic Information. The only exception to this shall be the release of information by officers of the Company specifically authorized to disclose Material Nonpublic Information. f. Directors and officers subject to Section 16 of the Act and certain other persons designated by the General Counsel are required to pre-clear all trades with the Senior Managing Attorney – SEC and Corporate Governance. g. Directors and officers subject to Section 16 of the Act must report in a timely fashion purchases, sales, and gifts of Covered Securities, grants, and transactions in restricted stock on Forms 4 and 5, as appropriate. Copies are to be filed promptly with the

PROPERTY OF ROLLINS, INC. 2170 PIEDMONT ROAD NE., ATLANTA, GA 30324 Rollins, Inc. Standard Operating Procedures Insider Trading Policy 4 Last Updated 12/4/2024 Page #: Securities and Exchange Commission in accordance with the Act and maintained by the Senior Managing Attorney – SEC and Corporate Governance. h. “Tipping” occurs when an insider communicates Material Nonpublic Information to another individual (other than another insider with a need to know). Do not disclose Material Nonpublic Information concerning the Company to any other person, including Family Members. If the individual receiving the tip purchases or sells Covered Securities in violation of this Policy, both the insider and the individual receiving the tip may be liable for a violation of federal securities laws. i. Gifts of Covered Securities to a person, entity, or charity are covered by this Policy. All bona fide gifts of Covered Securities by directors and officers subject to Section 16 of the Act, and certain other persons designated by the General Counsel, are required to pre- cleared with the Senior Managing Attorney – SEC and Corporate Governance. j. Directors and officers subject to Section 16 of the Act are prohibited from pledging Covered Securities or otherwise subjecting Covered Securities to margin call. For all others, pledging Covered Securities or otherwise subjecting Covered Securities to margin call is strongly discouraged. k. Hedging of financial risk with respect to Covered Securities and similar monetization transactions are prohibited by this Policy. This includes, but is not limited to, the use of financial instruments such as prepaid variable forwards, equity swaps, collars, and exchange funds. l. You may not sell Covered Securities short and may not purchase or sell puts, calls, or other derivative securities at any time. m. This Policy continues to apply to transactions in Covered Securities even after your termination of service from the Company. If you are in possession of Material Nonpublic Information when your service terminates, you may not engage in transactions in Covered Securities until that information has become public or is no longer material. Violation of Policy a. Violation of this Policy may result in discipline by the Company, up to and including termination of employment. b. The penalties for insider trading include fines and significant jail time. c. You should keep in mind that if your securities transactions ever become the subject of scrutiny, these transactions may be viewed after the fact and in the bright light of hindsight. Any concerns or questions about this Policy should be discussed with the General Counsel or the Senior Managing Attorney – SEC and Corporate Governance.